                                                                         FS-2
                                                                  Page 1 of 2

                                    CONECTIV
             ACTUAL AND PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                                             PRO FORMA
                                                                           ACTUAL            ADJUSTMENTS           PRO FORMA
                                                                       --------------     ---------------       ---------------
OPERATING REVENUES
    Electric                                                             $2,944,253                                $2,944,253
    Gain on sales of electric generating plants                             297,140                                   297,140
    Gas                                                                   1,328,824                                 1,328,824
    Other services                                                          391,810                                   391,810
                                                                         ----------             --------           ----------
                                                                          4,962,027                    -            4,962,027
                                                                         ----------             --------           ----------
OPERATING EXPENSES
    Electric fuel and purchased energy and capacity                       2,026,097                                 2,026,097
    Gas purchased                                                         1,304,425                                 1,304,425
    Other services' cost of sales                                           328,441                                   328,441
    Special charges                                                               -                                         -
    Operation and maintenance                                               374,146                                   374,146
    Depreciation and amortization                                           175,559                                   175,559
    Taxes other than income taxes                                            59,246                                    59,246
                                                                         ----------             --------           ----------
                                                                          4,267,914                    -            4,267,914
                                                                         ----------             --------           ----------
OPERATING INCOME                                                            694,113                    -              694,113
                                                                         ----------             --------           ----------
OTHER INCOME                                                                 74,291                                    74,291
                                                                         ----------             --------           ----------
INTEREST EXPENSE
    Interest charges                                                        146,730               19,687 (2)          166,417
    Capitalized interest and allowance for borrowed
        funds used during construction                                      (12,958)                                  (12,958)
                                                                         ----------             --------           ----------
                                                                            133,772               19,687              153,459
                                                                         ----------             --------           ----------
PREFERRED STOCK DIVIDEND
    REQUIREMENTS OF SUBSIDIARIES                                             14,689                                    14,689
                                                                         ----------             --------           ----------
INCOME FROM CONTINUING OPERATIONS
    BEFORE INCOME TAXES                                                     619,943              (19,687)             600,256

INCOME TAXES                                                                253,401               (6,890) (3)         246,511
                                                                         ----------             --------           ----------
INCOME FROM CONTINUING OPERATIONS                                           366,542              (12,797)             353,745

DISCONTINUED TELECOMMUNICATION OPERATIONS
    LOSS FROM OPERATIONS, NET OF INCOME TAXES                                (7,696)                                   (7,696)
    LOSS FROM DISPOSAL, NET OF INCOME TAXES                                (118,788)                                 (118,788)
                                                                         ----------             --------           ----------
INCOME BEFORE EXTRAORDINARY ITEM                                            240,058             (12,797)              227,261

EXTRAORDINARY ITEM--LOSS ON EXTINGUISHMENT
    OF DEBT (NET OF $1,885 OF INCOME TAXES)                                  (2,790)                                   (2,790)
                                                                         ----------             --------           ----------
NET INCOME                                                                 $237,268             $(12,797)            $224,471
                                                                         ==========             ========           ==========

(Continued on following page)

                                                                         FS-2
                                                                  Page 2 of 2

                                    CONECTIV
             ACTUAL AND PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)



                                                                                             PRO FORMA
                                                                           ACTUAL            ADJUSTMENTS           PRO FORMA
                                                                       --------------     ---------------       ---------------
EARNINGS (LOSS) APPLICABLE TO COMMON STOCK
        Common stock
            Continuing operations                                           $356,365            $(12,797)            $343,568
            Discontinued telecommunication operations
                Loss from operations                                         (7,696)                   -               (7,696)
                Loss from disposal                                         (118,788)                   -             (118,788)
             Extraordinary item, loss on extinguishment
                of debt                                                      (2,790)                   -               (2,790)
        Class A common stock                                                 10,177                    -               10,177
                                                                         ----------             --------           ----------
                                                                           $237,268             $(12,797)            $224,471
                                                                         ==========             ========           ==========
COMMON STOCK
    AVERAGE SHARES OUTSTANDING (000)
        Common stock                                                         82,704                                    82,704
        Class A common stock                                                  5,742                                     5,742

    BASIC EARNINGS (LOSS) PER AVERAGE SHARE
        OF COMMON STOCK
            Continuing operations                                             $4.31                                     $4.15
            Discontinued telecommunication operations
               Loss from operations                                          $(0.09)                                   $(0.09)
               Loss from disposal                                            $(1.44)                                   $(1.44)
               Extraordinary item--loss on extinguishment
                  of debt                                                    $(0.03)                                   $(0.03)

    BASIC AND DILUTED EARNINGS PER AVERAGE
        SHARE OF CLASS A COMMON STOCK                                         $1.77                                     $1.77

    DILUTED EARNINGS PER AVERAGE SHARE OF COMMON
        STOCK FROM CONTINUING OPERATIONS                                      $4.29                                     $4.13

    DIVIDENDS DECLARED PER SHARE
        Common stock                                                          $0.66                                     $0.66
        Class A common stock                                                  $1.30                                     $1.30
